Exhibit 10.4

PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of November 11, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Integrated Rail and Resources Acquisition Corp., a Delaware corporation (the “Company”) and DHIP Natural Resources Investments, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS: The Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (each, a “Share”), and one-half of one redeemable warrant;

Each whole warrant entitles the holder to purchase one Share at an exercise price of $11.50 per Share; and

The Purchaser has agreed to purchase an aggregate of 8,500,000 warrants (or up to 9,400,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at a price of $1.00 per warrant.

The Purchaser or an affiliate of the Purchaser, may, but are not obligated to, loan to the Company funds as the Company may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,500,000 warrants at a price $1.00 per warrant (the “Working Capital Warrants”).

The Company, following the Public Offering, may issue additional warrants (the “Post IPO Warrants”; together with the Private Placement Warrants and Working Capital Warrants, the “Warrants”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.	Authorization of the Warrants. The Company has duly authorized the issuance and sale of the Warrants to the Purchaser.

B.	Purchase and Sale of the Private Placement Warrants.

(i) Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 8,500,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $8,500,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company, in accordance with the Company’s wiring instructions, at least one business day prior to the Initial Closing Date. On the Initial Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(ii) In the event that the underwriters’ over-allotment option is exercised in full or in part, the Purchaser shall purchase up to an additional 900,000 Private Placement Warrants (the “Additional Private Placement Warrants”), in the same proportion as the amount of the option that is so exercised, and simultaneously with such purchase of Additional Private Placement Warrants, as payment in full for the Additional Private Placement Warrants being purchased hereunder, and at least one (1) business day prior to the closing of such portion of the underwriters’ over-allotment option, Purchaser shall pay $1.00 per Additional Private Placement Warrant, up to an aggregate amount of $900,000, by wire transfer of immediately available funds, to the Company, in accordance with the Company’s wiring instructions. The closing of the purchase and sale of the Additional Private Placement Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the underwriters’ over-allotment option (such closing date, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of the Additional Private Placement Warrants, if applicable, shall take place at the offices of Reed Smith LLP, counsel for the Company, or such other place as may be agreed upon by the parties hereto.

C.	Terms of the Private Placement Warrants.

(i) Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and AST in connection with the Public Offering (the “Warrant Agreement”). Such terms include the fact that the Private Placement Warrants shall not be transferable, assignable or salable until 30 days after the completion of an initial business combination, subject to certain exceptions set forth in the Warrant Agreement.

(ii) On or prior to the Initial Closing Date, the Company and the Purchaser shall enter into a registration and shareholder rights agreement (the “Registration and Shareholder Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

Section 2. Representations and Warranties of the Company.

As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the applicable Closing Date) that:

A. Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the applicable Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the applicable Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated certificate of incorporation of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Warrant Agreement, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued as fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Valid Issuance. The total number of shares of all classes of capital stock which the Company has authority to issue is 110,000,000 shares of common stock (which consist of 100,000,000 shares of the Company’s Class A Common Stock and 10,000,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”)) and 1,000,000 shares of the Company’s preferred stock, par value $0.0001, per share (the “Preferred Stock”). As of the date hereof, the Company has issued and outstanding no shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock (of which up to 750,000 shares are subject to forfeiture as described in the registration statement relating to the Public Offering (the “Registration Statement”)) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable

E. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchaser.

As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the applicable Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the applicable Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Private Placement Warrants will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the warrants are issued in book entry form) relating to the foregoing. The Purchaser further understands that the Securities and Exchange Commission (the “SEC”) has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities until the one-year anniversary following consummation of an initial business combination despite technical compliance with the requirements of such Rule.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

Section 4. Conditions of the Purchaser’s Obligations.

The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the applicable Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into the Warrant Agreement.

Section 5. Conditions of the Company’s Obligations.

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the applicable Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the applicable Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into the Warrant Agreement.

Section 6. Termination.

This Agreement may be terminated at any time after December 31, 2021 upon the election by either the Company or the Purchaser solely as to itself upon written notice to the other party if the initial closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties.

All of the representations and warranties contained herein shall survive the applicable Closing Date.

Section 8. Definitions.

Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

By:	/s/ Richard Bertel
	Name:	Richard Bertel
	Title:	Chief Executive Officer

PURCHASER:
DHIP NATURAL RESOURCES INVESTMENTS, LLC

By:	/s/ Mark Michel
	Name:	Mark Michel
	Title:	Managing Partner

[Signature page to Private Placement Warrants Purchase Agreement]